UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KVH INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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KVH Industries, Inc.

Notice of Annual Meeting of Stockholders

to be held on May 24, 2006

and

Proxy Statement

IMPORTANT

Please mark, sign and date your proxy

and promptly return it in the enclosed envelope or

vote your proxy over the Internet or by telephone.

This proxy statement and form of proxy are first being mailed to stockholders on or about April 24, 2006.

KVH Industries, Inc.

50 Enterprise Center

Middletown, RI 02842-5279

April 24, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of KVH Industries, Inc. Our meeting will be held at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, 16th Floor, Boston, Massachusetts, 02210, on Wednesday, May 24, 2006, beginning at 11:00 a.m. Eastern time.

At this year’s annual meeting, stockholders will be asked to elect two directors; to approve the KVH Industries, Inc. 2006 Stock Incentive Plan, which authorizes the discretionary award of stock options, restricted stock and other stock-based awards; to approve an amendment to the KVH Industries, Inc. 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock available under the plan; and to vote upon any other matters appropriate to the meeting. We have provided additional information about these items and the annual meeting in the attached notice of annual meeting and proxy statement.

Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone, or by mailing a completed proxy card. Voting your proxy will ensure your representation at the annual meeting. If you hold your shares indirectly, such as through a brokerage firm or similar institution, you should follow the voting instructions provided by that firm.

I urge you to review the proxy materials carefully and to vote for the proposals described in the proxy statement.

Thank you for your cooperation, continued support, and interest in KVH Industries, Inc. I hope to see you at the annual meeting.

Sincerely,

Martin A. Kits van Heyningen
President and Chief Executive Officer

KVH INDUSTRIES, INC.

Notice of Annual Meeting of Stockholders

to be held on May 24, 2006

KVH Industries, Inc., hereby gives notice that it will hold its annual meeting of stockholders at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, 16th Floor, Boston, Massachusetts 02210, on Wednesday, May 24, 2006, beginning at 11:00 a.m., Eastern time, for the following purposes:

1.	To consider and vote upon the election of two Class I directors;

2.	To approve the KVH Industries, Inc. 2006 Stock Incentive Plan, under which an aggregate of 1,000,000 shares of our common stock will be made available for grants of stock options, restricted stock and other stock-based awards;

3.	To approve an amendment to the KVH Industries, Inc. 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock available under the plan by 50,000 to 450,000; and

4.	To transact such further business as may properly come before the annual meeting or any adjournment of the meeting.

Our board of directors has fixed the close of business on Friday, March 31, 2006 as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Only stockholders of record on March 31, 2006 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.

By order of the board of directors,

Robert W.B. Kits van Heyningen
Secretary

Middletown, Rhode Island

April 24, 2006

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Purpose of the annual meeting

At the annual meeting, we will submit the following proposals to our stockholders:

Proposal One:	To elect two Class I directors to a three-year term.

Proposal Two:	To approve the KVH Industries, Inc. 2006 Stock Incentive Plan, under which an aggregate of 1,000,000 shares of our common stock will be made available for grants of stock options, restricted stock and other stock-based awards.

Proposal Three:	To approve an amendment to the KVH Industries, Inc. 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock available under the plan by 50,000 to 450,000.

Our board of directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

Our board of directors has fixed the close of business on Friday, March 31, 2006, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of the annual meeting, and to vote at, the annual meeting. At the close of business on the record date, there were issued and outstanding 14,750,463 shares of our common stock. Each share of common stock outstanding on the record date will be entitled to cast one vote.

Methods of voting

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

Voting by mail:

By signing and returning the proxy card in the enclosed envelope, you are enabling the individuals named on the proxy card (known as proxies) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by telephone:

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet:

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting in person at the meeting:

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

Quorum

Our by-laws provide that a quorum consists of a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. In general, votes withheld from any nominee for election as director, abstentions, if applicable, and broker “non-votes,” if applicable, are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A “non-vote” occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Vote required; tabulation of votes

A plurality of the votes properly cast at the annual meeting will be necessary to elect each of the two Class I directors to a three-year term. A majority of the votes properly cast at the annual meeting will be necessary to approve the other matters to be acted upon at the annual meeting. Abstentions and broker “non-votes” will not be included in calculating the number of votes cast on the proposals and will not have any effect on the outcome of the vote on any proposal.

Our transfer agent, Computershare Trust Company, N.A., will separately tabulate the votes on each matter presented to the stockholders at the annual meeting.

Solicitation of proxies

We are soliciting proxies on behalf of our board of directors. No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

Revocability of proxy

You may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:

•	sign and return another proxy card with a later date;

•	provide written notice of the revocation of your proxy to our secretary; or

•	attend the meeting and vote in person.

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One concerns the election of two Class I directors.

Our board of directors currently consists of seven directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class I directors is expiring.

Our nominating committee has nominated Mark S. Ain and Stanley K. Honey to serve as Class I directors for a three-year term. Our stockholders elected Messrs. Ain and Honey at our annual meeting of stockholders in May 2003, and their current terms will expire at the 2006 annual meeting.

Proxies will not be voted at the 2006 annual meeting for more than two candidates.

Messrs. Ain and Honey have each agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If either of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our board will designate at that time.

Our board of directors recommends that you vote FOR the election of Messrs. Mark S. Ain and Stanley K. Honey.

PROPOSAL TWO: ADOPTION OF THE KVH INDUSTRIES, INC. 2006 STOCK INCENTIVE PLAN

Proposal Two concerns the approval of the KVH Industries, Inc. 2006 Stock Incentive Plan.

We are asking our stockholders to approve the KVH Industries, Inc. 2006 Stock Incentive Plan, or the 2006 Plan, which was approved by our board of directors on February 22, 2006, subject to stockholder approval.

A majority of the votes properly cast on the proposal at the annual meeting will be necessary to approve the 2006 Plan.

We believe that our future success and the continued growth in shareholder value depends, in large part, on our ability to attract, retain and motivate employees with experience and ability in today’s intensely competitive market. Participation in the 2006 Plan will reward employees for superior performance by giving them an opportunity to participate in this success. We believe that the stock options that may be granted and other stock-based compensation awards that may be made under the 2006 Plan are similar to the types of grants and awards made by companies with which we compete for talent.

Under our existing 2003 Incentive and Nonqualified Stock Option Plan, or the 2003 Plan, we are authorized to grant equity awards to purchase up to an aggregate of 1,000,000 shares of common stock. As of March 31, 2006, 803,475 shares of common stock have been issued, or are reserved for issuance, pursuant to awards granted under the 2003 Plan to our employees and directors. We estimate that the remaining 196,525 shares available for issuance under the 2003 Plan will be exhausted by early fiscal 2007. Throughout our history, we have granted awards pursuant to our then-existing stock option plans to all of our employees. The 2003 Plan is the only plan under which we can currently issue any stock-based awards, other than the 1996 Amended and Restated Employee Stock Purchase Plan. The 2003 Plan only allows for the award of stock options.

Although we believe that stock options are still an effective way to attract and retain employees and to link the interest of our employees with those of our stockholders, we also believe that it is important that we have the flexibility to use other forms of equity awards as and when we may deem necessary. We believe this flexibility is especially important because the evolution of regulatory, tax and accounting treatment of equity incentive programs may affect our current ability to achieve effective long-term incentives for management and employees.

Accordingly, on February 22, 2006 our board approved, subject to stockholder approval, the 2006 Plan which, among other things:

•	Provides that the number of shares available for issuance under the 2006 Plan (subject to adjustment for certain changes in our capitalization) will be 1,000,000 shares;

•	Authorizes the discretionary award of stock options, restricted stock and other stock-based awards (stock appreciation rights, or SARs, are not authorized under the 2006 Plan); and

•	Provides a share counting formula whereby each option granted shall reduce the number of shares available for future grant by one share for every one share granted and each grant of an award other than an option shall reduce the number of shares available for future grant by two shares for every one share granted.

If the stockholders do not approve the proposed 2006 Plan, our ability to grant any further options or make any further stock-based awards will be significantly curtailed and our flexibility in granting other types of awards will be significantly limited. This may adversely impact our ability to attract, retain and motivate current and prospective employees.

Our board of directors recommends that you vote FOR the approval of the KVH Industries, Inc. 2006 Stock Incentive Plan.

Description of the KVH Industries, Inc. 2006 Stock Incentive Plan

The following is a brief summary of the material features of the 2006 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the 2006 Plan, a copy of which is attached to this proxy statement as Appendix A.

Types of awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions. We refer to these collectively in this proxy statement as “awards.”

Stock options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price that is at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company). No option may have a term longer than seven years. The 2006 Plan permits the following forms of payment of the exercise price of options:

•	by cash or check payable to the order of KVH Industries, Inc.;

•	delivery to us of shares of common stock held by the optionee, having a fair market value equal to the aggregate exercise price of the options being exercised;

•	a “cashless exercise” through a broker supported by an irrevocable and unconditional undertaking by such broker to deliver sufficient funds to pay the applicable exercise price and tax withholding, if any;

•	by reducing the number of option shares otherwise issuable to the optionee upon exercise of the option by a number of shares having a fair market value equal to the aggregate exercise price of the options being exercised; or

•	any combination of these forms of payment.

Director options. The 2006 Plan provides for initial and annual grants of nonstatutory stock options to non-employee members of our board of directors. Upon commencement of service on the board, each non-employee director will receive an option grant to purchase 10,000 shares of common stock and, on the date of the first board meeting following each annual meeting thereafter, will receive an option grant to purchase an additional 5,000 shares. The exercise price of these options will be equal to the fair market value of our common stock on the date of the grant. Each initial grant of options will vest in four equal quarterly installments after the date of the grant, and each subsequent annual grant of options will vest immediately. These options will have terms of five years.

Restricted stock awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of the shares from the recipient in the event that the conditions specified in the applicable award are not satisfied before the end of the applicable restriction period established for the award. Instead of granting awards for restricted stock, the plan administrator may grant awards entitling the recipient to receive shares of common stock to be delivered at the time the awards vest. The 2006 Plan refers to these awards as “restricted stock units.”

Other stock-based awards. Under the 2006 Plan, the plan administrator has the right to grant other awards based upon our common stock having such terms and conditions as the plan administrator may determine, including the grant of shares based upon certain conditions. These stock-based awards may be valued in whole or in part on the basis of shares of our common stock or other property, may entitle participants to receive shares of our common stock in the future and may be paid in shares of our common stock or cash.

Eligibility to receive awards

All employees, officers, directors, consultants and advisors of ours and of our present or future parent or subsidiary corporations are eligible to receive awards under the 2006 Plan. We refer to holders of 2006 Plan awards in this proxy statement as participants. Under present law, however, incentive stock options may only be granted to our employees and employees of our parent and subsidiary corporations. As of March 31, 2006, seven directors and 286 employees were eligible to participate in the 2006 Plan.

Shares available for issuance

There will be 1,000,000 shares of common stock reserved for issuance under the 2006 Plan. The maximum number of shares with respect to awards that may be granted to any person under the 2006 Plan may not exceed 120,000 shares per calendar year. Each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a share-for-share basis.

If any award expires or is terminated or surrendered, the unused shares of common stock covered by the award will again be available for grant under the 2006 Plan. Under the 2006 Plan, shares of common stock tendered to us by a participant to exercise an award and shares withheld from the exercise of an award to cover the resulting tax liability are not permitted to be added to the number of shares of common stock available for the grant of awards under the 2006 Plan.

Administration

The 2006 Plan will be administered by our compensation committee through a delegation of authority by our board of directors. The compensation committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. It is our intention that the composition of the compensation committee will comply with Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

Subject to any applicable limitations contained in the 2006 Plan, the compensation committee selects the recipients of awards and determines:

•	the number of shares of common stock covered by an award and the dates upon which such award vests and/or becomes exercisable or free of conditions and/or restrictions;

•	the exercise price or purchase price of awards (which, for options, may not be less than 100% of fair market value of the common stock on the grant date or 110% of such market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company); and

•	the duration of options (which may not exceed 7 years).

Transferability

Incentive stock options may not be transferred other than by will or the laws governing descent and distribution. Nonstatutory stock options may only be transferred if the committee so provides. Restricted stock and restricted stock unit awards generally may not be sold, assigned, transferred, pledged or otherwise encumbered by participants, except by will or the laws governing descent and distribution.

Changes in status

In the event a participant’s employment or service terminates by reason of death, the participant’s legal representatives may exercise his or her incentive stock option for the number of shares that was vested on the date of death until the earlier of one year following the date of death or the expiration date of the incentive stock option. If a participant’s employment or service terminates by reason of disability, the participant may exercise his or her incentive stock option for the number of shares that was vested on the date of termination until the earlier of one year following the date of termination or the expiration date of the incentive stock option.

In the event a participant’s employment or service terminates for “cause” (as defined in the 2006 Plan), any incentive stock option then held by the participant will immediately terminate.

Any non-statutory stock option granted under the 2006 Plan will contain such terms and conditions with respect to its termination as the compensation committee, in its discretion, may from time to time determine.

If a participant’s employment or service is interrupted due to an approved leave of absence (whether paid or unpaid) or if a participant is transferred between us and an affiliate, those events will not be deemed a termination of employment.

Adjustments for changes in common stock and other events

Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization, each award outstanding under the 2006 Plan will be appropriately adjusted by the compensation committee to reflect any such event.

In the event of our merger, consolidation, liquidation or dissolution, the compensation committee may, as to any outstanding awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance and in the number and purchase price of shares subject to such awards as it may determine, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide.

Change of control events

Upon the occurrence of a “change of control” (as defined in the 2006 Plan):

•	each holder of an outstanding stock option will be entitled, upon exercise of the option, to receive, in lieu of shares of our common stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of our common stock receive in connection with the change of control;

•	the compensation committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired stock option, restricted stock, restricted stock unit or other awards made under the 2006 Plan, effective upon a date prior or subsequent to the effective date of such change of control, as specified by the compensation committee; or

•	each outstanding stock option may be cancelled by the compensation committee as of the effective date of any such change of control provided that (a) prior written notice of such cancellation shall be given to each holder of such an option and (b) each holder of such an option shall have the right to exercise such option to the extent that the same is then exercisable or, in full, if the compensation committee shall have accelerated the time for exercise of all such unexercised and unexpired options, during the thirty (30) day period preceding the effective date of such change of control.

In addition to the provisions set forth above, the compensation committee has the discretion when granting awards under the 2006 Plan to provide for different or additional provisions with respect to the effect of a change of control on any award.

Amendment or termination

No award may be granted under the 2006 Plan after February 22, 2016, the date that is ten years from the date the 2006 Plan was adopted by our board of directors, but any awards granted may extend beyond that date. At present, there have been no awards under the 2006 Plan and none are anticipated unless and until the 2006 Plan is approved by our stockholders. The board may at any time amend or discontinue the 2006 Plan, and the compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purposes, except that:

•	no amendment may increase the limitations on the number of shares available for grant under the 2006 Plan without stockholder approval; and

•	no amendment may amend the limitation on option repricing in the 2006 Plan without stockholder approval.

New plan benefits

Except for the automatic option grants to non-employee directors described above, the grant of options under the plan is within the discretion of the plan administrator. Accordingly, we are unable to determine the number of options that will be received by or allocated to any participant under the 2006 Plan, except as described below.

The following table provides information concerning the benefits that we can determine will be received by:

•	each executive officer named in the summary compensation table;

•	all current executive officers, as a group;

•	all current directors who are not executive officers, as a group; and

•	all employees who are not executive officers, as a group.

The information in the following table is limited to the annual automatic option grants to non-employee directors.

New Plan Benefits

KVH Industries, Inc. 2006 Stock Incentive Plan

Name and Position	Number of Shares
Martin A. Kits van Heyningen, President and CEO	—
Patrick J. Spratt, Chief Financial Officer	—
Ian C. Palmer, Executive Vice President, Satellite Sales	—
James S. Dodez, Vice President, Marketing	—
Robert W.B. Kits van Heyningen, Vice President, Research and Development	—
All current executive officers, as a group	—
All current directors who are not executive officers, as a group	20,000	(1)
All employees who are not executive officers, as a group	—

(1)	At the end of 2005, we had four non-employee directors. The amount shown in the table represents the aggregate number of shares of common stock issuable pursuant to nonstatutory stock options that will be granted on the date of the first board meeting following each annual meeting of stockholders to four non-employee directors, assuming we will have four non-employee directors who will be re-elected as our directors at the annual meeting or whose term will continue after the annual meeting. The amount shown does not include 10,000 shares of common stock issuable pursuant to nonstatutory stock options that will be granted to each non-employee director who joins our board of directors in the future.

Federal income tax consequences of the 2006 Plan

The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to the 2006 Plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each option or award recipient should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

Nonqualified stock options

The holder of a nonqualified stock option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a nonqualified stock option, the difference between the fair market value of the common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option, taxable as ordinary income in the year of exercise. That fair market value becomes the basis for the underlying shares, which will be used in computing any capital gain or loss upon disposition of the shares. The capital gain or loss will be long-term gain or loss if the holder has held the stock for more than one year after the date of exercise of the option.

Incentive stock options

Except as described below with respect to the alternative minimum tax, the holder of an incentive stock option recognizes no income for federal income tax purposes on either the grant or exercise of the option. If the holder does not dispose of the shares acquired upon exercise of the incentive stock option within two years from the date of the grant of the incentive stock option or within one year after exercise of the incentive stock option, any gain realized by the holder on the subsequent sale of the shares will be treated for federal income tax purposes as long-term capital gain. If the holder sells the shares before the expiration of such two-year and one-year periods, which is considered a “disqualifying disposition,” the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option will be treated as compensation to the holder taxable as ordinary income, and the excess gain, if any, will be treated as capital gain, which will be long-term capital gain if the shares were held for more than one year after exercise of the option.

The excess of the fair market value of the common stock over the exercise price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

Restricted stock awards

The recipient of a restricted stock award usually recognizes income only as the shares of restricted stock issued in connection with the award vest. Upon vesting, the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the vested shares at the time of vesting over any amount paid by the recipient for the vested shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time of vesting. The gain or loss will be long-term capital gain or loss if more than one year has passed since the shares vested.

However, the recipient of a restricted stock award may elect to recognize ordinary income upon the receipt, rather than the vesting, of shares of restricted stock in connection with the award in accordance with Section 83(b) of the Code. In this case, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over the amount the recipient paid for the shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time the recipient received the shares. The gain or loss will be long-term capital gain or loss if over a year has passed since the recipient received the shares.

Restricted stock unit awards

The recipient of a restricted stock unit award recognizes no income until the recipient receives shares of common stock issued in connection with the award. Upon such receipt, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over any amount the recipient paid for the shares. Upon the subsequent disposition of shares received pursuant to a restricted stock unit award, the recipient will recognize capital gain or loss, as the case may be, in the amount of the difference between the price received in exchange for the shares and the fair market value of the shares at the time the recipient received them. The gain or loss will be long-term capital gain or loss if more than one year has passed since the recipient received the shares.

Although restricted stock units awards vest much like restricted stock awards, the Section 83(b) election described above does not apply to restricted stock unit awards because they are unfunded and unsecured promises to issue stock in the future, and thus are not property as contemplated by that section of the Code.

Other stock-based awards

The tax consequences associated with any other stock-based award granted under the 2006 Plan will vary depending on the specific terms of the award.

Deductibility of awards

Subject to certain limitations, we may generally deduct on our corporate income tax returns an amount equal to the amount recognized as ordinary income by a recipient of an award under the 2006 Plan in the year in which the recipient recognizes ordinary income upon the exercise of a nonqualified stock option, the disqualifying disposition of an incentive stock option, the receipt or vesting of shares of stock in connection with a restricted stock award, and the receipt of stock in connection with a restricted stock unit award.

Section 162(m) of the Code generally prevents us from deducting more than $1.0 million in compensation each year for each of our five most highly compensated executive officers. Performance-based compensation that meets criteria established by the Internal Revenue Service is not subject to this limitation. Some of the awards that we grant under the 2006 Plan may not qualify as performance-based compensation. Accordingly, we may be unable to deduct some or all of the amounts that may be recognized as ordinary income by our five most highly compensated executive officers.

PROPOSAL THREE: AMENDMENT OF OUR 1996 EMPLOYEE STOCK PURCHASE PLAN

Proposal Three concerns the approval of an amendment to the KVH Industries, Inc. 1996 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 50,000 to 450,000.

We are asking our stockholders to approve an amendment to the KVH Industries, Inc. 1996 Employee Stock Purchase Plan, or the 1996 Plan, which was approved by our board of directors on February 22, 2006, subject to stockholder approval. The amendment would increase the number of shares reserved for issuance under the 1996 Plan by 50,000 to a total of 450,000.

A majority of the votes properly cast on the proposal at the annual meeting will be necessary to approve the amendment to the 1996 Plan.

As of March 31, 2006, employees had purchased a total of 361,803 shares under the 1996 Plan, and there were 38,197 shares available for issuance to employees under the plan. We believe that employees that are also stockholders are more committed and loyal to us. Approval of the amendment would allow us to continue to offer our employees the incentive to participate in our growth as stockholders.

Our board of directors recommends that you vote FOR the amendment to the KVH Industries, Inc. 1996 Employee Stock Purchase Plan.

Description of the KVH Industries, Inc. 1996 Employee Stock Purchase Plan

The following is a summary of the material features of the 1996 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 1996 Plan, a copy of which is attached to this proxy statement as Appendix B.

Participation in the 1996 Plan

The 1996 Plan enables eligible employees to purchase shares during offering periods that are determined by the compensation committee in its discretion. To become a participant in the plan, an eligible employee must file an election form with our treasurer not less than 20 days before the commencement of the first offering in which the employee wishes to participate. On the election form, the participant must designate the percentage of eligible compensation (up to a maximum of 6%) he or she would like to have credited to his or her account under the plan. At the end of each offering period, amounts credited to this account will be used to purchase whole shares of our common stock. The purchase price per share will be 85% of the fair market value of our common stock on the last day of the offering period.

During an offering period, payroll deductions may not be changed. A participant may discontinue his or her participation in the 1996 Plan by providing a termination form at any time before the end of an offering period. All amounts then credited to the participant’s account will be paid as soon as practicable following receipt of the participant’s termination form, and no further payroll deductions will be made with respect to the participant. Upon termination of employment for reasons other than the death of the participant, all amounts credited to the participant’s account will be delivered to the participant or his or her successor-in-interest. If a participant’s employment terminates by reason of the participant’s death, the participant’s successor-in-interest may elect either to withdraw all of the payroll deductions credited to the participant’s account under the plan or to exercise the participant’s option on the first date on which an offering period terminates after the participant’s death. No interest will be paid with respect to payroll deductions made or amounts credited to any account under the plan.

Eligibility

Each employee of ours or of any of our subsidiary corporations who has been continuously employed for at least one year, and who is customarily employed at least 20 hours per week and more than five months per calendar year, is eligible to participate in offerings under the 1996 Plan, with the exception that no employee may receive options to purchase shares under the plan if, as a result of that option, the employee:

•	would hold and/or have options to acquire five percent or more of our outstanding stock (by vote or value), or

•	would have rights under this plan to purchase stock with an aggregate fair market value (determined at the time of grant) in excess of $25,000 for any calendar year during which such option is outstanding.

As of March 31, 2006, 280 employees were eligible to participate in the 1996 Plan.

Shares available for issuance

As a result of the amendment, an aggregate 450,000 shares will be available for issuance under the 1996 Plan. As of March 31, 2006, 361,803 shares had been issued. As of March 31, 2006, the fair market value of our common stock was $11.07 per share.

Administration

The 1996 Plan is administered by the compensation committee of our board of directors. The compensation committee has the authority to interpret the plan and prescribe, amend and rescind rules and regulations relating to the plan. The compensation committee’s determinations with respect to any matter or provision under the plan are final and binding on us as well as the participants in the plan and their heirs or legal representatives.

Transferability

An employee’s rights under the 1996 Plan may not be transferred or assigned to any other person during the employee’s lifetime. After shares have been issued under the plan and credited to an employee under the plan, those shares may be assigned or transferred in the same manner as any other shares.

Adjustments

In the event of any merger, recapitalization, stock dividend, stock split or other adjustment to our capital stock, the compensation committee will make such adjustments to the 1996 Plan as it deems appropriate.

Amendment or termination

Our board of directors may amend, modify or terminate the 1996 Plan at any time without notice, provided that no amendment or termination may adversely affect the rights of participants holding options under the plan at the time of such amendment or termination. Although shareholder approval is not generally required for plan amendments, Section 423 of the Code, which provides favorable tax treatment to plan participants with respect to the purchase of shares under the plan, requires shareholder approval for any increase in the number of shares authorized under the plan.

New plan benefits

Because benefits under the 1996 Plan depend on employees’ elections to participate in the plan and the fair market value of the shares of our common stock at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan. Non-employee directors are not eligible to participate in the plan.

Historical plan purchases

Historically, purchases of shares of our common stock under the 1996 Plan have been made primarily by our employees who are not executive officers. Since the inception of the plan, this group has purchased an aggregate of 336,231 shares under the plan, whereas our executive officers, as a group, have purchased only

25,572 shares under the plan. Of the shares purchased by our named executive officers, 20,901 shares were purchased by James S. Dodez, 3,153 shares were purchased by Patrick J. Spratt and 280 shares were purchased by Ian C. Palmer; neither Martin A. Kits van Heyningen nor Robert W.B. van Heyningen has purchased any shares under the plan. Our non-employee directors are not eligible to participate in the plan and accordingly have not purchased any shares under the plan.

No person has purchased or is currently expected to purchase five percent or more of the total number of shares available for grant under the 1996 Plan, and we are not aware that any associate of any executive officer or director has purchased shares under the 1996 Plan. Because participation in the plan is voluntary, the persons and groups listed above may purchase additional shares under the 1996 Plan.

Federal income tax consequences of the 1996 Plan

The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to the 1996 Plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each participant in the 1996 Plan should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

A participant in the 1996 Plan recognizes no taxable income either as a result of participation in the plan or upon exercise of an option to purchase shares of our common stock under the terms of the plan.

If an employee acquires shares of common stock pursuant to the plan and does not dispose of them within two years after the commencement of the offering pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition will be taxable as a long-term capital gain, except that the portion of such gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the amount paid upon purchase of the shares, or (b) the excess of the fair market value of the shares on the commencement date of the applicable offering over the amount paid upon purchase of the shares, is taxable as ordinary income. There is no corresponding deduction for the company, however. If the employee disposes of the shares at a price less than the price at which he or she acquired the shares, the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price.

If an employee disposes of shares acquired pursuant to plan within two years after the commencement date of the offering pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to him or her as ordinary income in the year of disposition. In this event, the company may deduct from its gross income an amount equal to the amount treated as ordinary income to each such employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term or short-term capital gain, depending upon the period for which the shares were held. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the same amount of ordinary income (i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is realized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

If a participating employee should die while owning shares acquired under the plan, ordinary income may be reportable on his or her final income tax return.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors are as follows:

Name	Age	Position
Arent H. Kits van Heyningen	90	Chairman of the Board of Directors
Martin A. Kits van Heyningen	47	President, Chief Executive Officer and Director
Patrick J. Spratt	58	Chief Financial Officer
Ian C. Palmer	40	Executive Vice President, Satellite Sales
Robert J. Balog	42	Vice President, Engineering (Satellite Products)
Daniel R. Conway	52	Vice President, Business Development
James S. Dodez	47	Vice President, Marketing
Dr. Kalyan Ganesan	57	Vice President, Engineering (Defense Products)
Robert W.B. Kits van Heyningen	49	Vice President, Research and Development and Director
Mark S. Ain (1)(2)(3)	63	Director
Stanley K. Honey (3)	51	Director
Bruce J. Ryan (1)(2)(3)	62	Director
Charles R. Trimble (1)(2)(3)	64	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Our executive officers are appointed by, and serve at the discretion of, our board of directors. Arent H. Kits van Heyningen is the spouse of Josina de Smit, our Treasurer, and they are the parents of Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen.

Directors serving a term expiring at the 2006 annual meeting (Class I directors):

Mark S. Ain has served as one of our directors since 1997, the chairman of our compensation committee since 1997, a member of our audit committee since 2000 and a member of our nominating and corporate governance committee since February 2004. He is the executive chairman of the board of directors of Kronos Incorporated, which he founded in 1977. Mr. Ain also serves on the boards of directors of LTX Corporation and various private companies and charitable organizations. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester.

Stanley K. Honey has served as one of our directors since 1997 and a member of our nominating and corporate governance committee since February 2004. Since January 2004, Mr. Honey has served as the chief scientist of Sportvision Systems, LLC, which he co-founded in November 1997. He served as president and chief technology officer of Sportvision Systems from 2000 to January 2004 and as its executive vice president and chief technology officer from 1998 to 2000. From 1993 to 1997, Mr. Honey served as executive vice president of technology for the New Technology Group of News Corporation. From 1989 to 1993, Mr. Honey served as president and chief executive officer of ETAK, Inc., a wholly owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and served as its executive vice president of engineering until News Corporation acquired it in 1989. Mr. Honey received a B.S. from Yale University and an M.S. from Stanford University.

Directors serving a term expiring at the 2007 annual meeting (Class II directors):

Arent H. Kits van Heyningen, one of our founders, has served as our chief scientist and chairman of the board of directors since 1982. From 1963 to 1986, Mr. Kits van Heyningen was principal engineer at the Submarine Signal Division of Raytheon Company. Mr. Kits van Heyningen received a B.S. and an M.S. in electrical engineering from Delft Technical University, the Netherlands.

Charles R. Trimble has served as one of our directors since 1999, a member of our audit committee since 2001, a member of our compensation committee since 2000 and a member of our nominating and corporate governance committee since February 2004. From 1981 to 1998, he served as the president and chief executive officer of Trimble Navigation Limited, a GPS company that he founded in 1978. Previously, he served as the manager of integrated circuit research and development at Hewlett-Packard’s Santa Clara Division. Mr. Trimble is an elected member of the National Academy of Engineering, and he has been chairman of the United States GPS Industry Council since 1996. In addition, Mr. Trimble is a member of the California Institute of Technology (Caltech) Board of Trustees. He received a B.S. in engineering physics, with honors, and an M.S. in electrical engineering from the California Institute of Technology.

Directors serving a term expiring at the 2008 annual meeting (Class III directors):

Martin A. Kits van Heyningen, one of our founders, has served as our president and a director since 1982 and has served as our chief executive officer since 1990. From 1980 to 1982, Mr. Kits van Heyningen was employed by the New England Consulting Group, a marketing consulting firm, as a marketing consultant. Mr. Kits van Heyningen received a B.A., cum laude, from Yale University and has been issued five patents.

Robert W.B. Kits van Heyningen, one of our founders, has served as one of our directors since 1982 and as our vice president of research and development since April 1998. From 1982 to April 1998, he served as our vice president of engineering. From 1979 to 1982, Mr. Kits van Heyningen was an associate engineer at the Submarine Signal Division of Raytheon Company and from 1977 to 1984, he served as a consultant to various companies and universities. Mr. Kits van Heyningen received a B.S. in physics from McGill University with a minor in computer science.

Bruce J. Ryan has served as one of our directors, the chairman of our audit committee, and a member of our compensation committee since July 2003. He has also been a member of our nominating and corporate governance committee since February 2004. Mr. Ryan is currently involved in private consulting. From February 1998 to November 2002, he served as executive vice president and chief financial officer of Global Knowledge Network, a provider of information technology and computer software training programs and certifications. From 1994 to 1997, he served as the executive vice president and chief financial officer of Amdahl Corporation, a provider of information technology solutions. Mr. Ryan previously had a 25-year career at Digital Equipment Corporation, where he served in various executive positions, including senior vice president of the financial services, government and professional services business group. Mr. Ryan also serves on the board of directors of Kronos Incorporated. He received a B.S. in business administration from Boston College and an M.B.A. from Suffolk University.

Our executive officers who are not also directors are listed below:

Patrick J. Spratt has served as our chief financial officer since July 2002. From April 2001 to June 2002, Mr. Spratt served as an independent consultant, including service as the chief financial officer of FabCentric, Inc., a provider of productivity software for semiconductor manufacturing, from April 2001 until its acquisition in December 2001. From January 2000 to April 2001, Mr. Spratt served as a director and the chief financial officer of NEGEN Access, Inc., an early-stage broadband telecommunications company. From 1998 to January 2000, he served as the chief financial officer and treasurer of BioReliance Corporation, a pharmaceutical and biotechnology testing, development and manufacturing firm. Mr. Spratt previously had a 25-year career at Digital Equipment Corporation, including terms of service as vice president of investor relations from 1996 to 1998, vice president of business operations for computer systems from 1994 to 1996, and vice president of finance for worldwide engineering from 1993 to 1994. Mr. Spratt also serves as a director and chairman of the audit committee of LTX Corporation, a provider of semiconductor test solutions. Mr. Spratt holds a B.A. in mathematics from Boston College and an M.B.A. from Boston University and has completed executive education programs at Columbia University and Harvard Business School.

Ian C. Palmer has served as our executive vice president, satellite sales since May 2004, and from September 2000 to May 2004, he served as our vice president of satellite sales. From September 1998 to September 2000, he served as director of satellite sales, from February 1997 to September 1998, he served as our reseller sales manager, from December 1995 to February 1997 he served as our sales manager and from December 1993 to December 1995, he served as our marine sales coordinator. From December 1989 to December 1993, Mr. Palmer served as sales manager for Euro Marine Trading. He received a B.A. in international relations and business from Boston University.

Robert J. Balog has served as our vice president of engineering (satellite products) since he joined the company in February 2005. From June 2003 to January 2005, Mr. Balog served as president of his own engineering contract services company, Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions. From June 2001 to May 2003, Mr. Balog served as vice president of engineering at ADE Corporation. From 1989 to April 2001, Mr. Balog held a number of positions, at Speedline Technologies, Inc., a supplier of capital equipment to the electronics assembly industry, including general manager and vice president of research and development. He has served on the board of directors of the Surface Mount Equipment Manufacturers Association, serving as chairman and numerous other positions. Mr. Balog is the recipient of 10 U.S. patents. Mr. Balog holds a B.S. in Computer Science from Purdue University.

Daniel R. Conway has served as our vice president of business development for military and industrial products since January 2003. From March 2000 to December 2002, Mr. Conway was the vice president of sales and marketing at BENTHOS Inc., an oceanographic technology company with customers in the marine, oil and gas, government and scientific markets. From 1980 to January 2000, he served in a variety of positions at Anteon (formerly Analysis & Technology), including vice president for new business development and acquisition integration from 1997 to January 2000 and vice president of operations for the Newport, Rhode Island operation from 1991 to 1997. Mr. Conway served for five years as a member of the U.S. Navy nuclear submarine force and was a Commander in the U.S. Naval Reserve (Naval Intelligence) for more than 10 years. He is a graduate of the U.S. Naval Academy with post-graduate studies in nuclear engineering, and he received an M.B.A. from the University of Rhode Island.

James S. Dodez has served as our vice president of marketing since October 1998. From 1995 to October 1998, he served as our vice president of marketing and reseller sales and from 1986 to 1995, he served as our marketing director. From 1985 to 1986, Mr. Dodez was the marketing director at Magratten Wooley, Inc., an advertising agency. Mr. Dodez received a B.S. from Miami University of Ohio.

Dr. Kalyan Ganesan has served as our vice president of engineering (defense products) since February 2005. From May 2002 to February 2005, he served as our vice president of engineering. From February 2001 to February 2002, Dr. Ganesan served as the vice president of engineering for CoWave Networks, an early-stage developer of wireless broadband products. From February 1990 to September 2000, he served as an assistant vice president at Hughes Network Systems, where he oversaw engineering and product research and development within the Satellite and Broadband Carrier Networks Divisions. From 1986 to 1990, he served as U.S. West’s technical director for advanced technologies. Dr. Ganesan received a B.S. in electrical engineering from Annamalai University, India and an M.S. in electronics and communications engineering from the Indian Institute of Technology, New Delhi, India. He received his Ph.D. in computer science and engineering from Case Western Reserve University.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on March 31, 2006, there were issued and outstanding 14,750,463 shares of our common stock entitled to cast 14,750,463 votes. On March 31, 2006, the closing price of the common stock as reported on the Nasdaq National Market was $11.07 per share.

Principal stockholders

The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of March 31, 2006, or as otherwise noted, by:

•	each person known by us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each executive officer named in the summary compensation table; and

•	all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the “Right to acquire” column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days of March 31, 2006.

	Shares beneficially owned
	Outstanding	Right to acquire	Total	Percent
5% Stockholders
Royce & Associates, LLC (1) 1414 Avenue of the Americas New York, NY 10019	1,814,100	—	1,814,100	12.3%
Kern Capital Management, LLC (2) 114 West 47th Street, Suite 1926 New York, NY 10036	1,410,000	—	1,410,000	9.6
Systematic Financial Management, L.P. (3) 300 Frank W. Burr Blvd Glenpointe East, 7th Floor Teaneck, NJ 07666	1,192,955	—	1,192,955	8.1
US Bancorp (4) 800 Nicollet Mall Minneapolis, MN 55402	816,954	—	816,954	5.5

Directors
Arent H. Kits van Heyningen (5)	528,185	41,525	569,710	3.9
Martin A. Kits van Heyningen (6)	256,265	132,900	389,165	2.6
Robert W.B. Kits van Heyningen	103,946	38,125	142,071	*
Mark S. Ain	31,800	38,750	70,550	*
Stanley K. Honey	23,375	25,000	48,375	*
Charles R. Trimble	8,000	38,750	46,750	*
Bruce J. Ryan	—	33,750	33,750	*

Other Named Executive Officers
Patrick J. Spratt	12,153	92,250	104,403	*
James S. Dodez (7)	48,225	35,625	83,850	*
Ian C. Palmer	12,336	65,625	77,961	*

All current directors and executive officers as a group (13 persons)	1,035,523	648,800	1,684,323	10.9

*	Less than one percent.

(1)	Information is based on a Schedule 13G/A filed by Royce & Associates, LLC with the Securities and Exchange Commission on January 27, 2006.
(2)	Information is based on a Schedule 13G/A filed by Kern Capital Management, LLC (“KCM”), Robert E. Kern Jr. and David G. Kern with the Securities and Exchange Commission on February 14, 2006. Robert and David Kern are Principals and controlling members of KCM. The Schedule 13G/A states that KCM has sole voting and investment power for 1,410,000 shares and that Robert Kern and David Kern, as controlling members of KCM, have shared voting and investment power for the shares held by KCM.
(3)	Information is based on a Schedule 13G filed by Systematic Financial Management, L.P. with the Securities and Exchange Commission on February 14, 2006. The Schedule 13G states that Systematic Financial Management, L.P. has sole voting power for 1,098,855 shares and sole dispositive power for 1,192,955 shares.
(4)	Information is based on a Schedule 13G filed by U.S. Bancorp and U.S. Bancorp Asset Management, Inc., with the Securities and Exchange Commission on January 31, 2006. The Schedule 13G states that each reporting person has sole voting and investment power for 816,954 shares.
(5)	Includes 243,252 shares of common stock and 3,400 shares subject to options held by Arent H. Kits van Heyningen’s spouse, who is our Treasurer. Arent H. Kits van Heyningen is the father of Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen and disclaims beneficial ownership of his sons’ shares.
(6)	Includes 5,620 shares of common stock and 1,650 shares subject to options held by Mr. Kits van Heyningen’s spouse, who is one of our employees.
(7)	Includes 2,529 shares of common stock held by Mr. Dodez’s spouse and children.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, 5, and amendments thereto furnished to us with respect to 2005, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner, except that one of our executive officers, James S. Dodez, failed to file on a timely basis one Form 4 relating to a single reportable transaction. The Form 4 was filed two business days late.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director independence

A majority of our directors are independent directors under the rules of the Nasdaq Stock Market. Our board of directors has determined that our independent directors are Messrs. Ain, Honey, Ryan and Trimble.

Board meetings

During 2005, our board of directors met five times. With the exception of Mr. Trimble, each incumbent director attended at least 75% of the total number of meetings held by the board and the committees of the board on which he served during 2005. Mr. Trimble attended 60% of the total number of meetings held by the board and the committees of the board on which he served during 2005. To the extent reasonably practicable, directors are expected to attend board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, two of the seven individuals then serving as directors attended the annual meeting.

Board committees

Our board of directors has three standing committees: the audit committee, the nominating and corporate governance committee and the compensation committee. Each member of the audit committee, the nominating and corporate governance committee and the compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves. The audit committee, the nominating and corporate governance committee and the compensation committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors.

Audit committee

Our audit committee is currently composed of Messrs. Ain, Ryan and Trimble. Our audit committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the board of directors; the auditors report directly to the committee. The committee assists the board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. The committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our audit committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our board has determined that Mr. Ryan is an audit committee financial expert under the rules of the Securities and Exchange Commission. Our audit committee met fourteen times during 2005.

Nominating and corporate governance committee

Our board of directors established a nominating and corporate governance committee in February 2004. The current members of our nominating and corporate governance committee are Messrs. Ain, Honey, Ryan and Trimble. Our nominating and corporate governance committee’s responsibilities include providing recommendations to our board of directors regarding nominees for director and membership on the committees of our board. An additional function of the committee is to develop corporate governance practices to recommend to our board and to assist our board in complying with those practices. Our nominating and corporate governance committee met once during 2005. Our board of directors has adopted a charter for this committee, which we have made available through the Investor Relations page of our website at http://investors.kvh.com.

Compensation committee

The compensation committee’s responsibilities include providing recommendations to our board regarding the compensation levels of directors, approving, or recommending for approval by our board, the compensation levels of executive officers, providing recommendations to our board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. Our compensation committee met five times during 2005. Our compensation committee is currently composed of Messrs. Ain, Ryan and Trimble.

Compensation committee interlocks and insider participation

No member of the compensation committee had any relationship requiring disclosure under the rules of the Securities and Exchange Commission regarding transactions and relationships with related parties.

Director candidates and selection processes

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to our board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the committee and other members of our board. The committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the committee considers, among other factors, the candidate’s depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The committee also considers the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the committee also gives consideration to each director’s prior contributions to the board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. In selecting candidates to recommend for nomination as a director, the committee abides by our company-wide non-discrimination policy.

The committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that stockholders make recommendations by writing to the chairman of our nominating and corporate governance committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our nominating and corporate governance committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.

Communications with our board of directors

Our board, including all of the independent directors, has established a process for facilitating stockholder communications with our board. Stockholders wishing to communicate with our board should send written correspondence to the attention of our outside legal counsel, Adam Sonnenschein, Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our legal counsel will forward all mail to each member of our board of directors.

Code of ethics

We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior. You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://investors.kvh.com.

REPORT OF THE AUDIT COMMITTEE

The board of directors appointed an audit committee to monitor the integrity of our company’s consolidated financial statements, its system of internal controls and the independence and performance of our independent registered public accounting firm. The audit committee also selects our company’s independent registered public accounting firm. The audit committee is governed by a written charter adopted by the board of directors.

The audit committee currently consists of three independent directors. Each member of the audit committee meets the independence requirements of the Nasdaq Stock Market for membership on the audit committee.

Our company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our company’s management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of KPMG LLP, our company’s independent registered public accounting firm for 2005, the overall scope and plans for their audit of our company’s consolidated financial statements for 2005. We met with them, with and without our company’s management present, to discuss the results of their examinations and their evaluations of our company’s internal controls and the overall quality of our company’s financial reporting.

We reviewed and discussed the audited consolidated financial statements for 2005 with management and the independent registered public accounting firm.

We discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, including a discussion of our company’s accounting principles, the application of those principles, and the other matters required to be discussed with audit committees under generally accepted auditing standards.

In addition, we received from the independent registered public accounting firm a letter containing the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed the disclosures with them, as well as other matters relevant to their independence from management and our company. In evaluating the independence of our auditors, we considered whether the services they provided to our company beyond their audit and review of our consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that our company’s audited consolidated financial statements for 2005 be included in our company’s annual report on Form 10-K.

The Audit Committee

Bruce J. Ryan (Chairman)

Mark S. Ain

Charles R. Trimble

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our audit committee has re-appointed KPMG LLP to serve as the independent registered public accounting firm to audit our consolidated financial statements for 2006. We expect that representatives of KPMG LLP will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Fees for professional services

The following is a summary of the estimated fees for professional services rendered by KPMG LLP for 2005 and 2004:

Fee category	Fees
	2005	2004
Audit fees	$460,000	$445,000
Audit-related fees	—	12,000
Tax fees	—	19,000

Total fees	$460,000	$476,000

Audit fees. Audit fees represent fees for professional services performed by KPMG LLP for the audit of our annual financial statements, the audit of our internal controls over financial reporting and the review of our quarterly financial statements.

Audit-related fees. Audit-related fees represent fees for assurance and related attestation services performed by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements. In 2004, these fees included services performed by KPMG LLP in connection with the statutory audit of our 401(k) employee benefit plan.

Tax fees. Tax fees represent fees for professional services performed by KPMG LLP with respect to corporate tax compliance, tax advice and tax planning.

Pre-approval policies and procedures

Our audit committee approves each engagement for audit or non-audit services before we engage KPMG LLP to provide those services.

Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage KPMG LLP to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by KPMG LLP for 2005 or 2004 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee established by our board of directors is currently composed of Messrs. Ain, Ryan and Trimble. Our board of directors adopted a charter for the compensation committee in April 2004. Under the charter, the compensation committee is responsible for recommending to the board the compensation philosophy and policies that we should follow, particularly with respect to the compensation of the members of our senior management. The committee is responsible for reviewing and approving, or recommending for approval by the board, the compensation of our executive officers, including our chief executive officer. In addition, the board has delegated to the committee the authority to administer, review and make recommendations with respect to our incentive compensation plans and our equity-based plans.

The following report summarizes our executive officer compensation policies for fiscal 2005.

The compensation package for our executive officers in fiscal 2005 had three principal components: (1) base salary; (2) bonus; and (3) stock options. Our executive officers were also eligible to participate in non-executive benefit plans on substantially the same terms as other employees.

In determining executive compensation, the compensation committee believes packages need to offer:

•	fair and competitive compensation that attracts and retains superior executive talent;

•	links to performance and stockholder interests with rewards for both short-term and long-term results;

•	incentive compensation programs that recognize both individual and team performance; and

•	features that encourage long-term career commitments to us and our stockholders.

Salaries are reviewed annually, and any adjustments are based on individual performance, changes in responsibilities and market-based comparisons with similar companies. In 2005, the compensation committee determined that a substantial portion of the annual compensation earned by our executive officers should be more directly linked to our company’s reported earnings per share. Effective for fiscal 2005, 75% of the target bonus for each executive officer was tied directly to our company’s reported earnings per share. The balance is determined by success in meeting personal business goals established annually for each executive officer. These goals are established by the compensation committee and the chief executive officer. The compensation committee sets the performance goals for the chief executive officer. The portion of the bonus determined by our company’s earnings per share increases up to a maximum level determined by the committee for exceeding a target earnings per share, and reduces to zero on a sliding scale if earnings per share decline below the target level. These target levels are determined annually by the committee in consultation with the chief executive officer. Before 2005, sales and marketing executives earned commissions based on sales levels, but did not receive bonuses. Beginning with 2005, these executives were included in our company’s bonus program and ceased to participate in our commission program. This change was intended to ensure that all members of the executive management team are motivated to achieve the same business objective. In addition to salaries and incentive bonuses, the compensation committee also grants significant stock options to executive officers and our other key employees in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Our compensation policy also includes grants of stock options to all of our employees.

The Securities and Exchange Commission requires that this report comment upon the compensation committee’s policy with respect to Section 162(m) of the Internal Revenue Code, which limits our company’s tax deduction for compensation in excess of $1.0 million paid to our company’s chief executive officer and our company’s four other most highly compensated executive officers at the end of any year unless the compensation qualifies as “performance-based compensation.” The compensation committee’s policy with respect to Section 162(m) is to make a reasonable effort to cause compensation to be deductible by our company while simultaneously providing executive officers of our company with appropriate rewards for their performance. Through 2005, all compensation paid to executive officers whose compensation is subject to Section 162(m) has been deductible for tax purposes, because the compensation either did not exceed $1.0 million or qualified as performance-based compensation.

Martin A. Kits van Heyningen, our chief executive officer, was paid a base salary of $285,789 per annum in 2005 and earned a bonus of $251,250. During 2005, Mr. Kits van Heyningen was granted options to purchase 25,000 shares of common stock at $10.11 per share. In setting Mr. Kits van Heyningen’s compensation for 2005, the compensation committee considered the compensation payable to chief executive officers of other similarly situated companies in our industry, as well as achievement of personal and corporate business goals established by the committee and Mr. Kits van Heyningen.

Compensation Committee

Mark S. Ain (Chairman)

Bruce J. Ryan

Charles R. Trimble

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director compensation

We pay our non-employee directors a $10,000 annual retainer and $2,000 for each regularly scheduled quarterly board meeting attended, including participation by telephone. Directors who are employees do not receive separate fees for their services as directors.

Non-employee directors who also serve as members of the audit and compensation committees receive an additional annual compensation of $3,000 and $2,000, respectively, except that the chairman of each of the audit and compensation committees receives annual compensation of $5,000 and $3,000, respectively. Except for the retainer and the $2,000 fee paid for attending each regularly scheduled quarterly board meeting, no additional compensation is paid for any board or committee meetings.

Each newly elected non-employee director will automatically receive on the date of his or her election a nonqualified option to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on that date. Each initial grant will vest in four equal quarterly installments after the date of grant and will have a term of five years. Currently, our non-employee directors are Messrs. Ain, Honey, Ryan and Trimble.

At the first meeting of the board of directors following the annual meeting of stockholders, non-employee directors will automatically receive a nonqualified option to purchase 5,000 shares of our common stock with an exercise price equal to the fair market value of the common stock on that date. Each such option vests immediately and has a term of five years.

In addition, each non-employee director who is appointed to serve on the audit committee of our board of directors will receive, on the date of his initial appointment, a nonqualified option to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on that date and an additional 5,000 shares on each anniversary, so long as he continues to serve on our audit committee. Each such option will vest in four equal quarterly installments after the date of grant and will have a term of five years.

In accordance with the terms of our stock option plans, at the first meeting of the board of directors after the 2005 annual meeting of stockholders, each of Messrs. Ain, Honey, Ryan and Trimble received a nonqualified option to purchase 5,000 shares of common stock at an exercise price of $9.97 per share. On the anniversary of their appointment to the audit committee, each of Messrs. Ain, Ryan and Trimble also received a nonqualified option to purchase 5,000 shares of common stock at an exercise price of $9.97 per share.

We issued options to Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen as set forth in the tables entitled “Summary Compensation Table” and “Option Grants in Last Fiscal Year.” We also issued Arent H. Kits van Heyningen a nonqualified option to purchase 12,500 shares of our common stock at an exercise price of $10.11 in March 2005. This option vests in four equal annual installments.

Executive compensation

Compensation summary

The following table provides summary information concerning the compensation earned by our chief executive officer and our four other most highly compensated executive officers for services rendered in all capacities for 2003, 2004 and 2005.

Other annual compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of those perquisites and other personal benefits was less than $50,000 and constituted less than ten percent of the executive officers’ respective total annual salary and bonus.

The column entitled “securities underlying options” represents shares of common stock issuable upon exercise of stock options granted under our 1996 and 2003 stock option plans. The column entitled “bonus” includes commissions earned by Ian C. Palmer of $55,389 in 2003, $79,417 in 2004 and $0 in 2005 and by James S. Dodez of $38,725 in 2003, $42,330 in 2004, and $0 in 2005. In 2005, Messrs. Palmer and Dodez ceased to participate in our commission program and for the first time were included in our bonus program for executive officers.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards	All Other Compensation ($)(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)
Martin A. Kits van Heyningen President and Chief Executive Officer	2005 2004 2003	$285,789 279,519 250,353	$251,250 69,000 101,000	25,000 25,000 50,000	$1,114 — —

Patrick J. Spratt (2) Chief Financial Officer	2005 2004 2003	213,908 205,611 189,801	111,859 40,553 51,000	15,000 15,000 15,000	3,000 699 30,000	(2)

Ian C. Palmer Executive Vice President, Satellite Sales	2005 2004 2003	189,483 156,985 136,141	100,750 79,667 56,389	12,500 37,500 12,500	2,337 868 —

James S. Dodez Vice President, Marketing	2005 2004 2003	179,718 165,377 154,140	95,500 42,580 39,725	12,500 12,500 10,000	2,618 — —

Robert W.B. Kits van Heyningen Vice President, Research and Development	2005 2004 2003	179,459 175,851 168,523	91,698 17,518 26,148	12,500 12,500 12,500	2,515 1,245 —

(1)	All other compensation includes matching company contributions to the KVH 401(k) plan.
(2)	Represents relocation-related expenses paid in 2003.

Option grants in last fiscal year.

The following table provides information concerning stock options granted to the executive officers named in the summary compensation table.

Amounts reported in the last two columns represent hypothetical values that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compounded rates of appreciation of the price of our common stock over the term of the options. These numbers are calculated based on the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of the exercise of the option and the sale of the common stock, as well as the future performance of the common stock. The rates of appreciation assumed in this table may not be achieved and the officers may never receive the amounts reflected. This table does not take into account any change in the price of the common stock after the date of grant. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

Option grants in last fiscal year

	Individual Grants					Potential realizable value at assumed annual rates of stock price appreciation for option term
	Number of securities underlying options		Percent of total options granted to employees in	Exercise price	Expiration
Name	granted (#)		fiscal year	($/share)(2)	date	5%($)	10%($)
Martin A. Kits van Heyningen	25,000	(1)	5.9%	$10.11	3/3/10	$69,830	$154,306
Patrick J. Spratt	15,000	(1)	3.5%	10.11	3/3/10	41,898	92,584
Ian C. Palmer	12,500	(1)	2.9%	10.11	3/3/10	34,915	77,153
James S. Dodez	12,500	(1)	2.9%	10.11	3/3/10	34,915	77,153
Robert W.B. Kits van Heyningen	12,500	(1)	2.9%	10.11	3/3/10	34,915	77,153

(1)	Represents shares of common stock issuable upon exercise of incentive and nonqualified options granted under our 2003 stock option plan. The options were granted on March 3, 2005 and vest in four equal annual installments beginning on the first anniversary of the date of grant.
(2)	The exercise price is equal to the fair market value per share of KVH Industries, Inc. common stock on the date of grant.

Aggregate option exercises and fiscal year-end option values.

The following table provides information concerning stock options exercised during 2005 and stock options held at December 31, 2005 by the executive officers named in the summary compensation table.

The value realized upon the exercise of options is based on the last sale prices of the common stock on the respective dates of exercise, as reported by the Nasdaq National Market, less the applicable option exercise prices. The value of unexercised in-the-money options at fiscal year-end is based on $9.79 per share, the last sale price of our common stock on December 30, 2005, the last day of trading in fiscal 2005, as reported on the Nasdaq National Market. Actual gains, if any, will depend on the value of the common stock on the date of the sale of the shares.

Aggregated option exercises in last fiscal year and fiscal year-end option values

	Shares acquired on exercise (#)	Value realized ($)	Number of securities underlying unexercised options at fiscal year-end		Value of unexercised in-the-money options at fiscal year-end
Name			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Martin A. Kits van Heyningen	30,000	$216,600	152,500	37,500	$249,350	$44,250
Patrick J. Spratt	—	—	88,500	37,500	136,890	52,650
Ian C. Palmer	3,750	22,339	71,875	15,625	69,625	11,063
James S. Dodez	—	—	40,000	15,000	55,700	8,850
Robert W.B. Kits van Heyningen	5,000	29,600	42,500	15,000	55,700	8,850

Equity compensation plans

The following table provides information as of December 31, 2005 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

The equity compensation plans approved by our stockholders are our Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan, 2003 Incentive and Nonqualified Stock Option Plan and Amended and Restated 1996 Employee Stock Purchase Plan. The following table does not reflect the proposed adoption of our 2006 Stock Incentive Plan or the proposed amendment of our 1996 Employee Stock Purchase Plan, nor does the table reflect the grant during 2006 of stock options to purchase an aggregate of 207,500 shares of our common stock. As of December 31, 2005, we did not have any equity compensation plans not approved by our stockholders.

Equity compensation plan information

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	1,426,616	$10.32	471,818	(1)
Equity compensation plans not approved by stockholders	—	—	—

Total	1,426,616	$10.32	471,818	(1)

(1)	Includes 38,197 shares of common stock reserved for future issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.

PERFORMANCE GRAPH

The following graph compares the performance of our cumulative stockholder return with that of the Nasdaq Stock Market Composite Index, a broad equity market index, and the Nasdaq Telecommunications Stock Index, a published industry index. The cumulative stockholder returns for shares of our common stock and for the market indices are calculated assuming $100 was invested on December 31, 2000. We paid no cash dividends during the period shown. The performance of the market indices is shown on a total return (dividends reinvested) basis.

Five-Year Cumulative Total Return

	Value of investment as of December 31,
	2000	2001	2002	2003	2004	2005
Nasdaq National Market Composite Index	$100	$79	$55	$82	$89	$91
Nasdaq Telecommunications Stock Index	100	67	31	51	54	52
KVH Industries, Inc.	100	108	156	500	178	178

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy materials relating to our 2007 annual meeting of stockholders must be received by us at our executive offices no later than December 25, 2006 or, if the date of that meeting is more than 30 calendar days before or after May 24, 2007, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the board of directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled annual meeting, must describe the business to be brought before the meeting and must provide specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. For example, if we were to hold our 2007 annual meeting on May 2, 2007, in order to bring an item of business before the 2007 annual meeting in accordance with our by-laws, a stockholder would be required to have delivered the requisite notice of that item of business to us on or after February 1, 2007 and not later than March 3, 2007. If we hold our 2007 annual meeting before May 2, 2007, and if we give less than 70 days’ notice or prior public disclosure of the date of that meeting, then the stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the meeting and (2) the day on which we publicly disclosed the date of the meeting.

AVAILABLE INFORMATION

Stockholders of record on March 31, 2006 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

Appendix A

KVH INDUSTRIES, INC.

2006 STOCK INCENTIVE PLAN

SECTION 1. General Purpose of the Plan; Definitions.

The purpose of this KVH Industries, Inc. 2006 Stock Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, KVH Industries, Inc. (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards and Restricted Stock Units and Other Stock Unit Awards. Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 14.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by the Board of Directors as set forth in Section 16.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on the National Association of Securities Dealers Automated Quotation System, Inc. (“NASDAQ”); provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on NASDAQ, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement in good standing from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Other Stock Unit Award” means an Award granted pursuant to Section 8.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Restricted Stock Award” means an Award granted pursuant to Section 7A.

“Restricted Stock Unit” means an Award granted pursuant to Section 7B.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, $0.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than two (2) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the

Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Restricted Stock Units, Other Stock Unit Awards, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option may be exercised; and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 3. Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be 1,000,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Share Counting Formula. Solely for the purpose of applying the limitation in Section 3(a), and not for purposes of Section 3(c) below, each Option granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted and each grant of an Award other than an Option under this Plan shall reduce the number of shares available for grant by two shares for every one share granted.

(c) Limitation on Awards. In no event may any Plan participant be granted Awards with respect to more than 120,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(d) Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 16, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 14.

(e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4. Eligibility.

Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 5. Stock Options.

The Committee may grant to Eligible Persons options to purchase Stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than seven (7) years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one or more of the following methods:

(i) with the consent of the Committee, by delivery to the Company of shares of Stock having a fair market value equal in amount to the aggregate exercise price of the Options being exercised;

(ii) if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price;

(iii) by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

(iv) by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Special Limits Affecting Section 16(b) Option Holders. Shares issuable upon exercise of Options granted to a person who in the opinion of the Committee may be deemed to be a director or officer of the Company within the meaning of Section 16(b) of the Exchange Act and the rules and regulations thereunder shall not be sold or disposed of until after the expiration of six months following the date of grant.

SECTION 6. Option Grants to Non-Employee Directors.

(a) As compensation for services to the Company, each director of the Company who is not an employee of the Company or any Affiliate of the Company (an “Outside Director”) upon his or her initial election to the Board shall be automatically granted a Non-Statutory Stock Option to purchase 10,000 shares of Stock (the “Initial Option Grant”). In addition, any director of the Company who is elected to the Board but who is not an Outside Director at the time of his or her initial election and later becomes an Outside Director shall automatically receive an Initial Option Grant to purchase 10,000 shares of Stock upon his or her first election to the Board as an Outside Director. Each Initial Option Grant shall vest with respect to 2,500 shares on each three-month anniversary of the date of grant, provided that the optionee is a director of the Company on each such three-month anniversary, and shall expire on the fifth annual anniversary of the date of grant. At the first meeting of the Board following each annual meeting of stockholders, each Outside Director (other than any Outside Director who has received an Initial Option Grant as a result of election to the Board at such meeting) shall be automatically granted an additional Non-Statutory Stock Option to purchase 5,000 shares of Stock (the “Subsequent Option Grant”). Each Subsequent Option Grant shall be exercisable in its entirety on the date of grant and shall expire on the fifth annual anniversary of the date of grant.

(b) Each Outside Director appointed to serve on the Audit Committee of the Board shall automatically receive a Non-Statutory Stock Option to purchase 5,000 shares of Stock upon his or her appointment to the Audit Committee and an additional Non-Statutory Stock Option to purchase 5,000 shares of Stock on each anniversary of such appointment, so long as such director shall serve on the Audit Committee. Each such Option shall vest with respect to 1,250 shares on each three-month anniversary of the date of grant, provided that such optionee is a Director and member of the Audit Committee on each three-month anniversary, and shall expire on the fifth anniversary of the date of Grant.

(c) The exercise price per share of Stock of each Non-Statutory Stock Option granted pursuant to this Section 6 shall be equal to the Fair Market Value of the Stock on the date the Non-Statutory Stock Option is granted.

(d) Any Non-Statutory Stock Option granted to an Outside Director and outstanding on the date of his or her death may be exercised by the legal representative or legatee of the optionee until the expiration of the stated term of the Option.

Non-Statutory Stock Options granted under this Section 6 may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase may be made by one or more of the methods specified in Section 5. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of an Option and not as to unexercised Options.

(e) The provisions of this Section 6 shall apply only to Options granted or to be granted to Outside Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not an Outside Director of the Company. To the extent inconsistent with the provisions of any other section of this Plan, the provisions of this Section 6 shall govern the rights and obligations of the Company and Outside Directors respecting Options granted or to be granted to Outside Directors.

SECTION 7A. Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted Restricted Stock shall have no rights with respect to such Award unless the participant shall have accepted the Award within thirty (30) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder. Upon complying with Section 7A(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7A and subject to such other conditions contained in the written instrument evidencing the Restricted Stock. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7A(e) below.

(d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), any shares of Restricted Stock which have not then vested shall automatically be forfeited to the Company.

(e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 14, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7B. Restricted Stock Units.

(a) Nature of Restricted Stock Unit. The Committee in its discretion may grant Restricted Stock Units to any Eligible Person, entitling the recipient to acquire Restricted Stock Units (“RSU”) with a value equivalent to a share of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant, including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted a RSU shall have no rights with respect to such Award unless the participant shall have accepted the Award within thirty (30) days (or such shorter date as the Committee may specify) following the award by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the RSU in such form as the Committee shall determine.

(c) Rights as a Shareholder. The holder of a RSU shall have no rights as a shareholder.

(d) Restrictions. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), any RSUs which have not then vested shall automatically be forfeited to the Company.

(e) Vesting of RSUs. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the vesting of the RSU shall be conditioned. No later than 30 days following such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Company shall deliver to the participant one share of Stock for each vested RSU.

(f) Waiver, Deferral and Reinvestment of Dividends. No dividends shall be paid or accrue on any RSU.

SECTION 8. Other Stock-Based Awards.

Other Awards of shares of Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Stock or other property, may be granted hereunder to participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Stock to be delivered in the future. Other Stock Unit Awards may be paid in shares of Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

SECTION 9. Termination of Stock Options.

(a) Incentive Stock Options:

(i) Termination by Death. If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one year from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability.

(iii) Termination for Cause. If any participant’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock Option held by such participant shall terminate immediately upon, and simultaneously with, termination of employment and be of no further force and effect.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options. Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 10. Tax Withholding and Notice.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

(c) Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

(d) With respect to any employee who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply: (i) the election to satisfy tax withholding obligations relating to an option exercise in the manner permitted by this Section 10 shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date of exercise of the Option; and (ii) the Common Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an Option which has been held by the employee for at least six months from the date of grant of the Option.

SECTION 11. Transfer and Leave of Absence.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; and

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 12. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to decrease the exercise price of any outstanding Stock Option, whether through amendment, cancellation and regrant, exchange or any other means, except for changes made pursuant to Section 3(c).

This Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 13. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

SECTION 14. Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 14:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock, RSU or Other Stock Unit Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee; or

(iii) each outstanding Stock Option may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) prior written notice of such cancellation shall be given to each holder of such an Option and (y) each holder of such an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Options, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 15. General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

(d) Lock-Up Agreement. By accepting any Award, the recipient shall be deemed to have agreed that, if so requested by the Company or by the underwriters managing any underwritten offering of the Company’s securities, the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not exceeding 180 days or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in connection with such offering in a substantially similar lock-up agreement by which each such director and executive officer is bound. If requested by the Company or such underwriters, the recipient shall enter into an agreement with such underwriters consistent with the foregoing.

SECTION 16. Effective Date of Plan.

This Plan shall become effective upon its adoption by the Company’s Board of Directors. If the Plan shall not be approved by the shareholders of the Company within twelve months following its adoption, this Plan shall terminate and be of no further force or effect.

SECTION 17. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

* * *

Appendix B

KVH INDUSTRIES, INC.

AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN (AS

AMENDED FEBRUARY 6, 1996, MAY 26, 1999, MAY 23, 2001, DECEMBER 8, 2005 AND FEBRUARY 22, 2006)

1.	PURPOSE.

The KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of KVH Industries, Inc. (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	DEFINITIONS.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” shall have the meaning set forth in Paragraph 1.

(c) “Committee” means the Compensation Committee of the Board.

(d) “Common Stock” means the common stock, $.01 par value per share, of the Company.

(e) “Company” shall also include any subsidiary of KVH Industries, Inc. designated as a participant in the Plan by the Board, unless the context otherwise requires.

(f) “Compensation” means, for the purpose of any Offering pursuant to this Plan, base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

(g) “Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by (i) the Company or (ii) any subsidiary corporation.

(h) “Investment Accounts” shall have the meaning set forth in Paragraph 9.

(i) “Offering” shall have the meaning set forth in Paragraph 4.

(j) “Offering Commencement Date” shall have the meaning set forth in Paragraph 4.

(k) “Offering Termination Date” shall have the meaning set forth in Paragraph 4.

(l) “Plan” shall have the meaning set forth in Paragraph 1.

(m) “Subsidiary corporation” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 425 of the Code.

3.	ELIGIBILITY.

(a) Participation in the Plan is completely voluntary. Participation in any one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

(b) Each employee of the Company shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereafter defined, following the completion of twelve months of continuous service with the Company and/or its subsidiary corporations. Notwithstanding the foregoing, no employee shall be granted an option under the Plan:

(i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation; for purposes of this Paragraph the rules of Section 425(d) of the Code shall apply in determining stock ownership of any employee; or

(ii) which permits his rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its subsidiary corporations to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply.

4.	OFFERING DATES.

The right to purchase stock hereunder shall be made available by a series of six-month offerings (the “Offering” or “Offerings”) to employees eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement (“Offering Commencement Date”) and termination date (“Offering Termination Date”) for each Offering. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.	PARTICIPATION.

Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Company’s Treasurer 20 days prior to each applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4.

6.	PAYROLL DEDUCTIONS.

(a) At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during any Offering in which he is a participant at a specified percentage of his Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of six percent.

(b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 10.

(c) All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account.

(d) A participant may withdraw from the Plan at any time during the applicable Offering period; provided, however, that a participant who is an officer or director of the Company and who withdraws from the Plan during any Offering period will not be eligible for the grant of any subsequent option under the Plan for a period of six months.

7.	GRANTING OF OPTION.

(a) On the Offering Termination Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to an amount determined by dividing 85% of the market value per share of the Common Stock on the applicable

Offering Termination Date into an amount equal to the sum of (i) the payroll deductions that have been withheld for the account of the participating employee during the applicable Offering period plus (ii) any amounts in the employee’s account on the Offering Commencement Date that have been carried forward from prior Offerings. Such market value per share of the Common Stock shall be determined as provided in clause (i) of Paragraph 7(b).

(b) The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be 85% of the average of the bid and the asked prices as reported by the Nasdaq Stock Market in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the National Association of Securities Dealers, Inc. (“NASD”) the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange the closing price of the Common Stock on the exchange on the Offering Termination Date applicable to such Offering (or on the next regular business date on which shares of the Common Stock shall be traded in the event that no shares of the Common Stock have been traded on the Offering Termination Date); or if the Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the Offering Termination Date as determined by the Committee.

(c) A participant who is an officer or director of the Company and who elects pursuant to Paragraph 8(a) with respect to any Offering not to exercise an option deemed to have been granted pursuant to this Paragraph 7, shall not be eligible for the grant of an option hereunder for a period of six months.

8.	EXERCISE OF OPTION.

(a) Unless a participant gives written notice to the Treasurer of the Company as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of whole shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 7(a)), and any excess in his account at that time will be returned to the Participant.

(b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Treasurer of the Company, to have the excess cash returned to him.

9.	INVESTMENT ACCOUNTS.

All shares of Common Stock purchased pursuant to Paragraph 8 shall be held in separate investment accounts (“Investment Accounts”) maintained by such brokerage house, investment banking firm, commercial bank or other such similar institution as may be selected by the Board for the participants. Each Investment Account shall be in the name of the participating employee. All dividends, if any, paid with respect to shares of Common Stock in a participant’s Investment Account shall be credited to his or her Investment Account. Each participant shall have all of the rights and privileges of a stockholder of the Company with respect to those shares purchased under the Plan and held in his or her Investment Account.

10.	WITHDRAWAL AND TERMINATION.

(a) Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his account under the Plan for such Offering by giving written notice to the Treasurer of the Company. All of the participant’s payroll deductions credited to such account will be paid to him promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his pay during such offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

(b) Except as set forth in Paragraphs 6(d) and 7(c), a participant’s election not to participate in, or withdrawal from, any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

(c) Upon termination of the participant’s employment for any reason, including retirement but excluding death, the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Paragraph 14.

(d) Upon termination of the participant’s employment because of death, his beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company’s Treasurer prior to the expiration of a period of 90 days commencing with the date of the death of the participant, either:

(i) to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii) to exercise the participant’s option for the purchase of stock on the Offering Termination Date next following the date of the participant’s death for the purchase of the number of full shares which the accumulated payroll deductions in the participant’s account at the date of the participant’s death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company’s Treasurer, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant’s account at the date of the participant’s death and the same will be paid promptly to said beneficiary.

11.	INTEREST.

No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

12.	STOCK.

(a) The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 450,000 shares of Common Stock, $.01 par value per share, of the Company. The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan in any Offering shall be one percent of the shares of Common Stock outstanding. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to the account of each participant under the Plan carried forward to the next Offering or returned to the participant if he so chooses, by giving written notice to the Treasurer to this effect.

(b) The participant will have no interest in stock covered by his option until such option has been exercised.

(c) The shares of stock purchased by a participant who is an officer or director of the Company, or a beneficiary of a participant who was an officer or director of the Company pursuant to Paragraph 14 hereof, at each Offering Termination Date may not be sold or transferred by such participant or beneficiary for a period of six months following such Offering Termination Date. Certificates representing said shares of stock issued pursuant to this Plan may bear legends to that effect.

13.	ADMINISTRATION.

The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14.	DESIGNATION OF BENEFICIARY.

A participant shall file with the Treasurer of the Company a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15.	TRANSFERABILITY.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16.	USE OF FUNDS.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.	EFFECT OF CHANGES OF COMMON STOCK.

If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18.	AMENDMENT OR TERMINATION.

The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.

19.	NOTICES.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company.

20.	MERGER OR CONSOLIDATION.

If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

21.	APPROVAL OF STOCKHOLDERS.

The Plan is subject to the approval of the stockholders of the Company by written consent or at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.

22.	GOVERNMENTAL AND OTHER REGULATIONS.

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

* * *

Appendix C

Proxy - KVH Industries, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Proxy for Annual Meeting of Stockholders

to be held on May 24, 2006

The undersigned hereby appoints Robert W.B. Kits van Heyningen and Adam Sonnenschein, or either of them acting singly, proxies and attorneys-in-fact, with full power of substitution, to vote all shares of Common Stock of KVH Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts, 02210-2600, on May 24, 2006 at 11:00 a.m., Eastern time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 24, 2006, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

_________________________________________________________

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 24, 2006. Thank you in advance for your prompt consideration of these matters.

Sincerely,

KVH Industries, Inc.

_________________________________________________________

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch–tone telephone. There is NO CHARGE to you for the call.	• Go to the following website: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 24, 2006.

THANK YOU FOR VOTING

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A Election of Directors			PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. To elect two Class I directors to a three-year term. Nominees:

	For	Withhold		For	Withhold

01 - Mark S. Ain	☐	☐	02 - Stanley K. Honey	☐	☐

B	Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain	Mark this box with an X if you have made comments below. ☐
2.	To approve the KVH Industries, Inc. 2006 Stock Incentive Plan, under which an aggregate of 1,000,000 shares of our common stock will be made available for discretionary grants of stock options, restricted stock and other stock-based awards.	☐	☐	☐	____________________________________________ ____________________________________________
		For	Against	Abstain	____________________________________________
3.	To approve an amendment to the KVH Industries, Inc. 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available in the plan by 50,000 to 450,000.	☐	☐	☐	____________________________________________

To transact any other business as may properly come before the meeting.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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